                              POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Ahn, Benjamin Archibald, Aaron Wasserman, Eugene
Drozdetski, Jessica Herlihy, Gladys Chang, Dean Caruvana, Charles Park and
Tricia Meyer of BlackRock, Inc., and Elliot Gluck and Bissie Bonner of Willkie
Farr & Gallagher LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code
("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5
and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of
1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each
BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Willkie Farr &
Gallagher LLP or BlackRock, Inc. or its affiliates (as the case may be). The undersigned hereby further ratifies and confirms any action taken by any of the above attorneys-in-fact prior to the date hereof that would be authorized hereby if the same had been taken on or after the date hereof.

      IN WITNESS WHEREOF, the undersigned has executed this instrument as of
June 10, 2021.

                          By: /s/ Misha Lozovik
                              -----------------

                          Print: Misha Lozovik

                                    Annex A

                                  Equity Funds
  1.    BlackRock Enhanced Capital and Income Fund, Inc.                     CII
  2.    BlackRock Enhanced Equity Dividend Trust                             BDJ
  3.    BlackRock Energy and Resources Trust                                 BGR
  4.    BlackRock Enhanced Global Dividend Trust                             BOE
  5.    BlackRock Health Sciences Trust                                      BME
  6.    BlackRock Health Sciences Trust II                                  BMEZ
  7.    BlackRock Enhanced International Dividend Trust                      BGY
  8.    BlackRock Resources & Commodities Strategy Trust                     BCX
  9.    BlackRock Science and Technology Trust                               BST
  10.   BlackRock Science and Technology Trust II                           BSTZ
  11.   BlackRock Utilities, Infrastructure & Power Opportunities Trust      BUI
  12.   BlackRock Capital Allocation Trust                                  BCAT
  13.   BlackRock Innovation and Growth Trust                               BIGZ

                         Tax-Exempt Fixed Income Funds
  14.   BlackRock California Municipal Income Trust                          BFZ
  15.   BlackRock Municipal Income Quality Trust                             BYM
  16.   BlackRock Investment Quality Municipal Trust, Inc.                   BKN
  17.   BlackRock Long-Term Municipal Advantage Trust                        BTA
  18.   BlackRock Muni Intermediate Duration Fund, Inc.                      MUI
  19.   BlackRock MuniAssets Fund, Inc.                                      MUA
  20.   BlackRock Municipal Income Trust                                     BFK
  21.   BlackRock Municipal Income Trust II                                  BLE
  22.   BlackRock MuniHoldings California Quality Fund, Inc.                 MUC
  23.   BlackRock MuniHoldings Investment Quality Fund                       MFL
  24.   BlackRock MuniHoldings Fund, Inc.                                    MHD
  25.   BlackRock MuniHoldings Quality Fund II, Inc.                         MUE
  26.   BlackRock MuniHoldings New Jersey Quality Fund, Inc.                 MUJ
  27.   BlackRock MuniHoldings New York Quality Fund, Inc.                   MHN
  28.   BlackRock MuniVest Fund II, Inc.                                     MVT
  29.   BlackRock MuniVest Fund, Inc.                                        MVF
  30.   BlackRock MuniYield California Fund, Inc.                            MYC
  31.   BlackRock MuniYield California Quality Fund, Inc.                    MCA
  32.   BlackRock MuniYield Fund, Inc.                                       MYD
  33.   BlackRock MuniYield Quality Fund III, Inc.                           MYI
  34.   BlackRock MuniYield Michigan Quality Fund, Inc.                      MIY
  35.   BlackRock MuniYield New Jersey Fund, Inc.                            MYJ
  36.   BlackRock MuniYield New York Quality Fund, Inc.                      MYN
  37.   BlackRock MuniYield Pennsylvania Quality Fund                        MPA
  38.   BlackRock MuniYield Quality Fund II, Inc.                            MQT
  39.   BlackRock MuniYield Quality Fund, Inc.                               MQY
  40.   BlackRock New York Municipal Income Trust                            BNY
  41.   BlackRock Virginia Municipal Bond Trust                              BHV
  42.   BlackRock Taxable Municipal Bond Trust                               BBN
  43.   BlackRock Municipal 2030 Target Term Trust                           BTT

                           Taxable Fixed Income Funds
  44.   BlackRock Debt Strategies Fund, Inc.                                 DSU
  45.   BlackRock Floating Rate Income Strategies Fund, Inc.                 FRA
  46.   Blackrock Core Bond Trust                                            BHK
  47.   BlackRock Floating Rate Income Trust                                 BGT
  48.   BlackRock Income Trust, Inc.                                         BKT
  49.   BlackRock Limited Duration Income Trust                              BLW
  50.   BlackRock Credit Allocation Income Trust                             BTZ
  51.   BlackRock Corporate High Yield Fund, Inc.                            HYT
  52.   BlackRock Enhanced Government Fund, Inc.                             EGF
  53.   BlackRock Multi-Sector Income Trust                                  BIT
  54.   BlackRock 2022 Global Income Opportunity Trust                      BGIO

                               Alternative Funds
  55.   BlackRock Multi-Sector Opportunities Trust                             -
  56.   BlackRock Multi-Sector Opportunities Trust II                          -
  57.   BlackRock Credit Strategies Fund                                       -
  58.   BlackRock Hedge Fund Guided Portfolio Solution                         -
  59.   BlackRock Private Investments Fund                                     -